EXHIBIT 99.1

Final Transcript

Conference Call Transcript

DW - Q3 2011 Drew Industries Inc Earnings Conference Call

EVENT DATE/TIME: NOV 02, 2011 / 03:00PM GMT

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

CORPORATE PARTICIPANTS

 Jeff Tryka
 Lambert, Edwards & Associates - Investor Relations

 Fred Zinn
 Drew Industries, Inc. - President & CEO

 Joe Giordano
 Drew Industries, Inc. - CFO & Treasurer

 Jason Lippert
 Lippert Components and Kinro - Chairman and CEO

CONFERENCE CALL PARTICIPANTS

 Scott Stember
 Sidoti & Company - Analyst

 Torin Eastburn
 CJS Securities - Analyst

 David Kelley
 Avondale Partners - Analyst

 Barry Vogel
 Barry Vogel & Associates - Analyst

 DeForest Hinman
 Walthausen & Co. - Analyst

 Jamie Baskin
 Thompson Research Group - Analyst

 Barry Kaplan
 Maple Tree Capital Management - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the third quarter 2011 Drew Industries earnings conference call. My name is Lacey and I will be your coordinator for today.

At this time all participants are in listen-only mode. We will facilitate a question-and-answer session towards the end of the presentation. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to hand the presentation over to your host for today's call, to Mr. Jeff Tryka of Drew Industries Investor Relations. Please proceed.

 Jeff Tryka - Lambert, Edwards & Associates - Investor Relations

 Thank you, Lacey. Good morning, everyone, and welcome to the Drew Industries 2011 third quarter conference call. I am Jeff Tryka with Lambert Edwards, Drew's investor relations firm, and I am joined today on the call by members of Drew's management team including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

We want to take a few minutes to discuss our third quarter results. However, before we do so it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2010, and in our subsequent Forms 10-Q and Forms 8-K, all as filed with the SEC.

With that I would like to turn the call over to Fred Zinn. Fred?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Thank you very much, Jeff, and thank you all for joining us on the call and on the webcast. I do appreciate your interest in Drew. During the third quarter of 2011 we faced a number of challenges, including the difficulties presented by high raw material costs, startup costs, which are short-term due to acquisitions and new product introductions, and higher production costs in one of our product lines, in part related to increased demand. While these factors significantly impacted our third quarter results. They are relatively short-term in nature.

The more exciting developments this quarter were those through which we expect to gain substantial long-term advantages. This quarter we completed three acquisitions with an aggregate of more than $75 million in annual net sales. We also introduced several new products with market potential well in excess of $100 million. And we recently started production at our new aluminum extrusion operation.

Through these efforts we opened new markets for our products. In addition we helped maximize the use of our existing manufacturing capacity, improved our cost structure, and gained the opportunity to further increase our content in RVs as we have done consistently for the past decade. We expect that these initiatives will begin to show positive operating results in the coming quarters.

In the third quarter we also continued to gain market share in several of the key products that we added during the last couple of years. Our patent-pending in-wall slide-out mechanism which we introduced in early 2010 is significantly lighter and requires less maintenance and space than previous slide-out designs. After rigorous testing by a number of our customers, orders for this slide-out have recently accelerated. And we expect continued growth in the coming quarters. Our patented Level-Up, a top of the line leveling system for fifth-wheel RVs, continues to gain wide acceptance and is becoming the system of choice of both customers and consumers.

Our reputation as a supplier of quality products like these, and our broad product line, should also enable us to gain market share in the new products we introduced in the third quarter of this year. These included our new RV awning line of products, the proprietary Reese "Goose Box" adaptor, and the licensed slide-out boot and slide-out topper. We will continue to seek innovative new products like these which add value to the products our customers sell and which increase our long-term sales and profit potential.

While we continue to grow in our core markets we are also confident in our ability to capitalize on opportunities in adjacent markets. Our recent acquisition of Starquest, a manufacturer of windows for truck caps, horse trailers and certain types of busses, gives us significant boost to our efforts to grow in these markets. The key managers at Starquest are highly respected in their industries and we expect to build on that strength to accelerate our diversification, by expanding sales of our existing and newly developed products into these new markets.

You may have noticed that recently I have been uncharacteristically quiet about our manufactured housing segment. While the manufactured industry continues to suffer from difficult credit conditions, and a weak overall housing market, we have quietly gained market share for manufactured housing doors and chassis, and improved our results. So we won't dwell on opportunities for growth in affordable housing, but we will continue to speak about our great results in this segment.

As to the RV industry, all year long we have heard pessimistic reports that retail sales of travel trailer and fifth-wheel RVs were soft, and that RV dealers were holding too much inventory. However, quite often the initial monthly reports of retail sales were based on incomplete data that was subsequently revised upward. When we look back it is clear that retail sales of total RVs held up remarkably well in the face of gloomy economic news and weak consumer confidence.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

Year-to-date through August 2011, which is the last month that retail data is available, these retail sales were up 6%. Even this summer, despite the negative headline news and reduced global growth forecast, consumers continue to purchase towable RVs in greater numbers than last year. Further, dealers acted quite responsibly and industry-wide inventory levels of towable RVs have come down significantly since May to a level that is well in line with current retail demand.

My overall message is that the RV industry has performed better than expected over the last few months. More importantly, Drew has outperformed industry-wide sales trends in both the RV and manufactured housing industries.

In addition, we filled our plate with opportunities to grow in the coming quarters and years. We are very pleased with our sales growth in October 2011 and we expect that the opportunities we recently developed will be favorably reflected in our operating results in 2012 and over the long term.

Now I will ask Joe to discuss our results in a little more detail.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Thank you, Fred. For the 12 months ended September 2011, our content per travel trailer and fifth-wheel RV continued to grow, increasing approximately $110 to $2,289 per unit as compared to the 12 months ended September 2010. This increased content added $23 million in sales for that period, including approximately $14 million related to the 2011 acquisitions. As a result of recent acquisitions and new product introductions, further increases in our RV content are expected.

Based on historical sales, and assuming that each of the four acquisitions that we completed in 2011 had been completed at the beginning of the 12-month period ended September 2011, our RV segment sales would have increased by $65 million for that period. Specifically, sales to RV travel trailer and fifth-wheel manufacturers would have increased by approximately $42 million; or on a pro forma basis, our content per travel trailer and fifth-wheel RV for that 12-month period would have increased to approximately $2,500 per unit.

For the same period, our actual motorhome sales of $17 million would have increased by approximately $3 million had we completed the acquisitions at the beginning of the period. In addition, our actual sales to other industries included within our RV segment of $24 million would have increased by approximately $20 million. The actual sales to other industries included within our RV segment for the 12 months ended September 2011 increased 54% from the same period last year, and while still relatively modest, are a growth opportunity for the company.

For the 12 months ended September 2011 our sales to the aftermarket of replacement components for RVs were $12 million, relatively consistent with the prior year.

Our manufactured housing content per unit for the 12-month period ended September 2011 also increased, growing 12% as compared to the comparable prior year period, largely due to increased market share in our manufactured housing chassis and door product lines, as well as production for FEMA-related units.

In that 12-month period our manufactured housing segment sales to other industries, such as modular housing and mobile office units, were $12 million, an increase of 48% from the comparable prior year period. Further, for the same period our sales to the aftermarket of replacement components for manufactured homes were $17 million, up 7% from the prior year.

I have provided a lot of numbers, but in summary we are extremely pleased with our sales trends and we have built-in sales growth due to our recent acquisitions.

SG&A, as a percent of sales, was 13.7% in the third quarter of 2011, compared to 13.1% in the same period last year. Excluding the $1 million gain from an adjustment to previously estimated future earn-out payments on acquisitions from the third quarter of 2010, SG&A for the third quarter of 2010 as a percent of sales would have been 13.7%, consistent with the third quarter of 2011.

Because certain SG&A costs are fixed and some fluctuate with profits, we would have expected this percentage to decline this quarter. However, the percentage remained constant in part due to start up and integration costs as well as a portion of the additional annual fixed costs due to recent acquisitions. In addition, $2 million to $3 million of annualized fixed costs have been added over the past year to meet the increased demand.

During the first nine months of 2011 inventory balances increased $21 million, excluding the inventory acquired through the 2011 acquisitions. From a cash flow perspective this increase in our inventory balance was largely offset by a $15 million increase in accounts payable, primarily due to the timing of payments.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

In September of 2011 we entered into a derivative instrument for 3 million pounds of aluminum to manage a portion of the exposure to price fluctuations for aluminum in 2012. This instrument covers approximately 10% of our anticipated aluminum purchases in 2012. While we believe this derivative instrument is an effective economic hedge, it is not accounted for as a hedge. As such, the change in fair value of this instrument is marked-to-market at the end of each reporting period, and the gain or loss is recorded in Cost of Goods Sold. The company is considering hedging up to an additional 7 million pounds of aluminum purchases for 2012.

Preliminary estimates for 2012 are that capital expenditures will be approximately $14 million to $16 million and that depreciation and amortization will be approximately $22 million.

Stock based compensation expense for the first nine months of 2011 was $3 million. And we anticipate an additional $1 million of expense in the fourth quarter of 2011. Drew grants stock options annually and we expect that there will be an annual grant, again, this November. As always, the option exercise price will be the closing price of the stock on the day before the fourth quarter board meeting, the date of which is set a year in advance. For 2012 we expect the income statement impact of this new grant will be approximately $0.02 to $0.03 per diluted share more than was recorded in 2011.

The effective tax rate of 38.4% for the third quarter of 2011 was higher than the effective tax rate of 37% in the 2010 third quarter. The 2010 tax rate was lower than normal due primarily to the expiration of certain state and federal tax statute of limitations. We expect the effective tax rate for the full year 2011 to be approximately 38.5% to 39%. We expect the effective tax rate in 2012 to decline to approximately 38% to 38.5%, largely due to the phase-in of the lower state tax rate in Indiana and additional state tax credits received as a result of our recent acquisitions and new projects.

Thank you for your time. Now, I will hand it back to Fred.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Thanks Joe. Operator, Lacey, I think we are ready to open it up for questions.

 QUESTION AND ANSWER

Operator

 Thank you. (Operator Instructions). And our first question will come from the line of Scott Stember with Sidoti & Company. Please proceed.

 Scott Stember - Sidoti & Company - Analyst

 Good morning.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Good morning.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Good morning, Scott.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

 Scott Stember - Sidoti & Company - Analyst

 Fred, you said in your opening remarks that the impact of raw materials will start to abate in the fourth quarter as well, some of these startup costs. Could you just talk about the level or the timing as we head into 2012 that we could expect those to be totally covered and out?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, I think all of those additional costs we spoke about will abate over the next couple of quarters. And I think largely as we get into the first quarter of next year and into the second quarter they won't be a factor at all. It will be a much more modest factor as we progress through the next couple of quarters.

  Scott Stember - Sidoti & Company - Analyst

 Okay, and maybe just touching on the sharp jump in sales that we saw in October. I think you said 30% if you strip out the acquisitions and the price increases; could you maybe speak to how much of that is overall industry shipments versus your share gains?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, we do some internal estimates. I can't tell you how precise they are. But we are looking at double digit increases in production of towable RVs and healthy increases in production of manufactured homes for October. I would say RVs in the range of 10% to 20% increase. But those are our internal estimates so we will have to wait and see.

  Scott Stember - Sidoti & Company - Analyst

 You are talking about shipment numbers that we probably will see in the next few weeks?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes. Unfortunately you won't see them until I guess December for October. The October shipment estimates we have are for increases in that range.

  Scott Stember - Sidoti & Company - Analyst

 Okay, so I mean obviously you talk about the awning product, that that started shipping in the month of October as well, some of those new products?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, Jason you want to talk about awning product a little bit?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 What specifically do you want me to cover there?

  Scott Stember - Sidoti & Company - Analyst

 The timing and if that really is embedded in that 30% increase that we are seeing for October so far.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 No, it is not anywhere in October. We are just launching that whole product line and like other new product launches that kind of thing will happen progressively over time and expect over the next 24 months to have some substantial market share there, but certainly nothing for October.

Scott Stember - Sidoti & Company - Analyst

 So what we are seeing in October really is what Fred alluded to with the ramp up in some of these other products like the new slide-out mechanisms that you have?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes, there have been some significant gains in other new products that we have had out for awhile but we have seen significant growth just in our shipments to the towables manufacturers in October specifically.

  Scott Stember - Sidoti & Company - Analyst

 All right, and if you could just remind us, again, the overall opportunity for the awnings with OEMs and the aftermarket?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 It would be in the $100 million range.

  Scott Stember - Sidoti & Company - Analyst

 Combined, right?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well with the aftermarket maybe even a little bit more.

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes, a little bit more if you consider the entire aftermarket.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Right now it is still an opportunity for us but we have done, Jason and his team have done a very good job over the years of gaining market share in new products. We supply a quality product and we do think that customers will accept this new product and over time we will gain share.

  Scott Stember - Sidoti & Company - Analyst

 Okay, and last question. Could you just tell us the startup costs related to the acquisitions, what line items those were?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well first of all, I will let Joe answer that, but first of all the startup costs related not only to acquisitions, but that $0.03 a share was acquisitions, it was the extrusion operation, it was new product introduction, so it was all of that. I think it is, because of that it is probably spread out in various lines.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 It's between both the Cost of Goods Sold and the SG&A lines.

  Scott Stember - Sidoti & Company - Analyst

 Okay, got you. All right, that is all I have. Thank you.

 Operator

 And your next question will come from the line of Torin Eastburn with CJS Securities. Please proceed.

  Torin Eastburn - CJS Securities - Analyst

 Good morning. Fred, the strong October, the wholesale shipments that you expect, it is a pretty good performance. Is there anything you can attribute it to specifically?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I'm not a forecaster, but I think there are three possible reasons. There were the open house events that all of the major manufactures had in September and I think to a certain extent they created some excitement among dealers. Dealers may have accelerated their orders. You could have had dealers sitting on the sideline a little bit in September, waiting to see those new products, and then placed their orders in October. And maybe finally we saw a little bit of a shift in the economic news — I can't say that the economic news in October was stellar, but I think it was less gloomy and may have incentivized some customers to come out. You look at some of the auto sales numbers for October and they were pretty good. So, it could have been some of that as well.

  Torin Eastburn - CJS Securities - Analyst

 And last year, dealers actually restocked a fair bit in the fourth quarter. How much visibility do you have right now into November and December orders and what are you willing to share about that?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 I don't have any visibility really that far out. I think Jason might have some for the short-term. Jason, are you seeing anything from customers?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes, I mean as Fred said, the open house kind of fostered some demand out there that has been sitting on the sidelines kind of waiting for that September show to happen. We saw manufacturers slowing down significantly in July and August with dealers anticipating that buying show in September. So that is carrying through October and well into November. In November, from what we can see, appears pretty strong at this point for a typical November, as October was significantly stronger compared to our past October in 2010.

  Torin Eastburn - CJS Securities - Analyst

 Okay. And the only other question, the extrusion line, can you provide an update on that? I think at some point you had thought it would be operational in Q3. Is that the case? And what do you expect for the internal/external sales?

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes, it's in operation. It's a three stage process at this point with installing all of the equipment in, but the first line is up and running and we are producing some product. And we have got plenty of outlets for sales, both internally and to outside customers in RV markets and other markets. So, again, like the awnings, that is going to be a 24-month process probably before we see where it really shakes out. But like the awnings, we anticipate significant sales there and don't have any reason to believe that we are not going to hit our expectations. Our customers are asking for it and anytime we have developed new product and launched it, and we've got our customers who are asking for it, we generally do pretty good.

  Torin Eastburn - CJS Securities - Analyst

 Great. Thank you.

 Operator

 And our next question will come from the line of Bret Jordan with Avondale Partners. Please proceed.

  David Kelley - Avondale Partners - Analyst

 Good morning guys. This is David Kelley in for Bret.

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Good morning, David.

  David Kelley - Avondale Partners - Analyst

 A couple of quick questions for you. Just building off of some earlier questions on the high October sales numbers coming in, given that you had some higher than usual production costs in one of your product lines, do you expect some carryover into the fourth quarter given these high sales in October?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, there will be some carryover. I think we can already see the improvements in that product line in October. But over the next few months we will see more and as we get into the first and second quarter of next year, again, it won't be a factor. But there will be some carryover. It takes some time. Things improve gradually. We will see some nice improvement, though.

  David Kelley - Avondale Partners - Analyst

 Great. Thank you. And then another question, looking at SG&A, I recall the last conference call you mentioned that you were expecting it to be down annually from I believe 13.9% as a percentage of sales. Given some higher fixed costs that you are seeing in the third quarter, do you still expect it to be down annually or is it going to be about flat with 2010?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Joe?

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 I would suspect maybe for this year, I mean we are looking at about 13.3% year-to-date through September compared to 14.1% was the year-to-date December 2010. In terms of that comparison I think it will be probably close to 2010 at this point. But I think as we go forward I would expect as there are built in sales gains we talked about, I would expect that percentage to start coming down a little bit over time. And I think as you look back, even, some of our peak sales back in 2005 and 2006, 2005 in particular being about $670 million in sales. Our SG&A at that point was 13.8% and then 2006 was 13.6% for the full year. So, I think that is a pretty reasonable range at this point.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  David Kelley - Avondale Partners - Analyst

 Okay, great. Thank you. That's all the questions I have. Thanks guys.

 Operator

 And our next question will come from the line of Barry Vogel of Barry Vogel & Associates. Please proceed.

  Barry Vogel - Barry Vogel & Associates - Analyst

 Good morning gentlemen.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Hey Barry.

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Good morning, Barry.

  Barry Vogel - Barry Vogel & Associates - Analyst

 Fred, the first question I have is, first of all I want to commend you with being very aggressive in taking advantage of your incredibly strong balance sheet to make the type of acquisitions and capital expenditures you are making this year.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Thank you.

  Barry Vogel - Barry Vogel & Associates - Analyst

 It looks to me like, I didn't go over the past, but it looks to me like the combination is going to be about $75 million. And I don't think you have ever spent that kind of money, including acquisitions, in any given year.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 It is probably at or near the peak.

  Barry Vogel - Barry Vogel & Associates - Analyst

 Right. And so under those circumstances, if you found additional opportunities just like you do and have been doing for quite awhile, and of course you are accelerating your acquisitions, what would be your limit on leveraging up the balance sheet to take advantage of acquisition opportunities?

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I don't think we are afraid of some debt. We essentially have no debt. We have a very small amount of debt.

  Barry Vogel - Barry Vogel & Associates - Analyst

 I know.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 We have a lot of borrowing capacity and our cash flow is strong. So I think we would have no problem leveraging our balance sheet 1.5 or 2 times EBITDA. And then you start sweating a little bit after that and you have to make sure that the opportunities are very good if you want to leverage beyond that.

  Barry Vogel - Barry Vogel & Associates - Analyst

 That twice EBITDA, what are you talking about in terms of debt?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, we can't give a forecast on EBITDA, but we are talking over $100 million of debt would certainly not be a concern.

  Barry Vogel - Barry Vogel & Associates - Analyst

 Okay.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 You have to make sure that the acquisitions are appropriate and that they can be paid back quickly on strong cash flow. That's the way we would do it.

  Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. Now as far as the aluminum extrusion impact on your operating profits this year and the costs this year, can you give us some color as to what there would be this year? I know it is just starting up or has just started up. And what are your expectations for next year, realistically, in terms of additional revenues and swinging operating profits from what I am perceiving is probably a negative impact on your P&L this year.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes. There were several hundred thousand dollars spent this year, and there will be a few more hundred thousand, or a couple more hundred thousand in the coming quarter. It's a little early to project —

  Barry Vogel - Barry Vogel & Associates - Analyst

 You are talking about expenses, operating expenses?

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, so net expenses on that product line. It is a little early to project what will happen next year but I can tell you, we didn't go into this thinking that we were just going to break even on it. And we analyze it basically the same way we would analyze an acquisition. And we need a high return on $10 million or $11 million investment. So, that is putting it in perspective for you.

Barry Vogel - Barry Vogel & Associates - Analyst

 At the minimum, what kind of black number range would you be happy with for next year?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I can tell you that our cost of capital is give or take 13% and we wouldn't be happy generating a return of just our cost of capital, so it would be in excess of that.

  Barry Vogel - Barry Vogel & Associates - Analyst

 And how much is that?

Fred Zinn - Drew Industries, Inc. - President & CEO

 It is about 13% or so, our cost of capital.

 Barry Vogel - Barry Vogel & Associates - Analyst

 And then what would it relate to in terms of an operating income?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, on an $11 million investment, that would be not quite $1.5 million would be the very low end of what we would expect to generate.

Barry Vogel - Barry Vogel & Associates - Analyst

 And that would be an operating profit?

Fred Zinn - Drew Industries, Inc. - President & CEO

 That would be an operating profit. Earning your cost of capital doesn't get you very far. You have to be north of that.

Barry Vogel - Barry Vogel & Associates - Analyst

 All right, no, no, but so you will have some kind of positive swing from this year to next year?

Fred Zinn - Drew Industries, Inc. - President & CEO

 That's right. I'm not saying that we will generate our expected return in the first year. As Jason said, it is a two-year process. But over those two years we expect to do very well on it. Well north of that —

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Barry Vogel - Barry Vogel & Associates - Analyst

 Now when you are selling these extrusions, could you give me an example of who you would sell this to and what they would use it for?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Jason, you want to talk about that a little bit? I don't want to go into specifics of who the customers are, but we can talk in general at least.

Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Sure. Well first off, like we have explained in past calls, our need for the extrusion mills first was validated by the fact that we use over 30 million pounds of aluminum extrusions internally. So that is going to be our first priority, getting all of that up.

And as we put additional capacity online we are going to be looking at products like laminated side walls, the side walls to the coaches, aluminum inside the side walls. The structure for those walls is typically aluminum. So, hollow tubing that we can produce out of our aluminum extrusion mills. There are many other industries that use aluminum components for the structure of self-assemblies. It doesn't matter if it is marine or industrial racking or cargo trailers is another big one. There are a lot of cargo trailers and equestrian trailers out there moving toward 100% aluminum construction. So, all of the studs in the walls, things like that.

A lot of volume. Good size, tons of opportunities. Certainly too much for us to get all of our arms around it all in the course of a couple of years. It will be something that will be five, seven years from now; we will still have significant opportunity out there, especially as construction or manufacturers go away from wood and go more toward the aluminum potential out there.

  Barry Vogel - Barry Vogel & Associates - Analyst

 The first line that is now running, how many, what is it, pounds a year? Is that the way you use it?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes. It depends on the size of the parts. But, I can't tell you right offhand, if I guess I would say 15 million pounds.

  Barry Vogel - Barry Vogel & Associates - Analyst

 15 million pounds might be the first line's capability?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes, depends how much you run in multiple shifts, or one shift, I mean —

  Barry Vogel - Barry Vogel & Associates - Analyst

 All right, and then so you have to add a second line to add another 15 million pounds. Is that —

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Or a second shift. Or third shift.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 The key with the aluminum extrusion is keeping it busy. So as Jason said, first priority is making sure we fill as much of our own requirement as we can economically do. And that requirement is growing. And the second alternative would be to go outside.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, now as far as, you didn't put anything on the press release about, or talk about motorhome content. Last year I believe motorhome content, again, these are approximate numbers, was about $650 a unit. And I thought it would increase because of the acquisitions that you have made, that you have talked about. So can you give us an idea of what we are looking at in terms of motor home content this year?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, that will come out in the 10-Q; we always do put that in. I think we haven't seen the year-over-year increase yet because the numbers we cite are always last 12 months. So, the tide hasn't quite turned there yet. But if we look at the current quarter, we are starting to see, so in other words our content in motorhomes this past quarter compared to our content in motorhomes in the prior year, we are starting to see an increase there.

  Barry Vogel - Barry Vogel & Associates - Analyst

 So it's in the 10-Q, that one, you are saying?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, it will be in the 10-Q.

  Barry Vogel - Barry Vogel & Associates - Analyst

 All right. Now as far as manufactured housing, I was very surprised that you had this 23% increase in net sales, generally, given the first and second quarter, hardly any gains in sales. And it was $30 million in revenues in that segment of your business. What are we looking at in the fourth quarter in terms of a sales number?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 We can't project for the future, but I did mention to you that it looks like shipments of manufactured homes are likely to be up in October. At least that is what our internal projection shows. So, that is a nice sign. We gained market share in the past few quarters and that should continue to be reflected in the fourth quarter.

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 There is significant FEMA activity, too, Barry.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 That's right.

  Barry Vogel - Barry Vogel & Associates - Analyst

 So are we looking at maybe another $30 million quarter?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 We can't comment on the future.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Barry Vogel - Barry Vogel & Associates - Analyst

 Can't comment on the future. Now as far as profitability, you had a very good quarter of profitability with a 12.4% operating margin. And would you say on a seasonal basis, despite your market share gains and all that stuff and everything we have talked about, that it should be a pretty good quarter in manufactured housing's fourth quarter?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Same thing. I really can't comment on the future. I can say that our margins have held up very well in manufactured housing. You look back over the past four, six, eight quarters and we have done very well and we expect to continue to do that. It is a small part of our business, so the little fluctuations like warranty or group insurance or worker's comp which hits you in a given quarter, but over time, whether it is the fourth quarter or the next few quarters, we do expect nice margins in the manufactured housing segment.

  Barry Vogel - Barry Vogel & Associates - Analyst

 All right. Thanks very much. You have done a great job. I appreciate it.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 That's quite all right.

 Operator

 And our next question will come from the line of DeForest Hinman with Walthausen & Co. Please proceed.

DeForest Hinman - Walthausen & Co. - Analyst

 Hey everyone.

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Good morning.

  DeForest Hinman - Walthausen & Co. - Analyst

 A couple of questions. In the press release you talked about $0.05 of incremental cost related to the new product. What product was that and where did that cost come from? Was it higher scrap or was it —?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 It wasn't a new product. It was one of our existing product lines where we had experienced over the past few years very substantial increases in demand. And where we were stretched with additional increases this year and as a result you have a lot of overtime. It is mostly in the cost of sales line that you will find those types of expenses. But it wasn't in one of the newly introduced products. It was one that we have had for some time.

  DeForest Hinman - Walthausen & Co. - Analyst

 Are you willing to disclose what that product is?

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 No.

  DeForest Hinman - Walthausen & Co. - Analyst

 And you are saying it is mostly time tied to overtime. We are not having a scrap issue?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 We didn't expand quick enough to meet increased market share demands. So, we ended up putting another plant online to support the product and did it later in the spring after most of the volume had hit. So we are kind of playing catch up right now. But as Fred spoke earlier, we are coming along nicely. We are getting caught up and we will be ready for the spring selling season in 2012.

  DeForest Hinman - Walthausen & Co. - Analyst

 So no scrap issues and no warranty issues?

Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 I think certainly there is scrap and labor and materials. A little bit of all the major components.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 I don't remember any warranty issues, but whenever you have to ramp up and hire new people and work them overtime, you are going to have some scrap, too. It's all part of the same issue. It wasn't that we were making a bad product, if that is what you mean. It was just that we were using new people to make that product.

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Scrap, labor and materials would cover it.

  DeForest Hinman - Walthausen & Co. - Analyst

 Okay. And can you guys give us an update on the use of free cash flow on a forward basis? I know you have talked about acquisitions, but let's say there aren't attractive deals. Are you content to let that cash start to build, or would you be willing to do share repurchases again or maybe do some one-time dividends?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, as I said to some of you in the one-on-one meetings I have had, we are going to have these huge parties with the cash. No, I think we always will look at all of the alternatives. We are still hoping and expecting that there is room to expand. Now that we are kind of broadening our net, looking at other industries, other adjacent opportunities, we are hoping we will continue to see opportunities. So our first choice is clearly still to make acquisitions or expand by adding new product lines and such. But certainly we recognize our obligation to return excess funds to shareholders and we will continue to look at that.

It is a little early. We don't have excess funds at this time. We have a lot of borrowing capacity but not excess funds. We don't have any firm decisions though. That will happen in the next few years.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  DeForest Hinman - Walthausen & Co. - Analyst

 Okay. And then when I looked at the press released about all of the recent acquisitions you had done, they are really kind of, at least two or three of them were really centered around Central Indiana, I think, and Goshen, or however you say it. How have we done in terms of headcount retention on the facility consolidations? Because it seems like some of the plants are only 10, 15 miles away from some of the other plants.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, and in some cases even a lot less than that. In some cases only hundreds of yards away. But I'm not sure I understand your question.

  DeForest Hinman - Walthausen & Co. - Analyst

 How we did with the headcount retention? Have we been able to capture those employees or we tried to just retain our own employees and roll that production onto our own facilities, our own employees?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 For two of the acquisitions we did consolidate the production into our existing facilities. Of course, you need some of the former employees from those operations to come on board. The Starquest acquisition is at this point self-standing in its existing facility, so most of those employees have continued. But, Jason, have we had any issues retaining employees that you wanted from acquisitions?

  Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 No, and if the question is revolving around consolidation of the number of heads and the headcount, I think we always handle that adequately. So with these consolidations to happen where we are retaining the employees that we need and we are consolidating functions, whether it is administrative or manufacturing, we see there are opportunities. And other operations we acquire, startup, standalone with their own employee bases.

  DeForest Hinman - Walthausen & Co. - Analyst

 Okay, that's helpful. And my last question is just on the inventory end. One of the things we always kind of keep track of, your inventories have been ticking up a little faster than sales over the last few quarters. I know probably in the third quarter there is some impact tied to the acquisitions. But my question is a little bit separate from that. Is there any change in the business model with the increased aftermarket sales where there is a fundamental change in where the inventory turnover is going to be on a forward basis? Or is this kind of a little hiccup and kind of moves more towards the historic turnover range?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 There really hasn't been any fundamental change in our business. Aftermarket, at least for now, is a growing but small part of our business, so it wouldn't have any significant impact. And I think our efforts, and Jason correct me if I am wrong, but our efforts are going to be to continue to increase our inventory turns. They have averaged in the 6 or 6.5 range for the past few quarters and we are hoping to see that go north of 6.5. Is that fair to say, Jason?

Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Yes.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  DeForest Hinman - Walthausen & Co. - Analyst

 Okay, thank you.

 Operator

 And our next question will come from the line of Kathryn Thompson with Thompson Research Group. Please proceed.

Jamie Baskin - Thompson Research Group - Analyst

 Good morning. It's Jamie Baskin on the line for Kathryn. Most of my questions have been answered. But I want to say it looks to me that if you exclude the raw material inflation, unusual production costs/startup costs, incremental margins are kind of in that high single digit, low double digit range. My question is do you think that in fiscal year '12 you can get those incremental margins out back to that 20+% range?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 There is no reason why we can't. I mean things have to go right. The 20% incremental margin is a target. And I am not saying we always accomplish that because things happen. Sometimes warranty expense goes up, or sometimes warranty expense or group insurance goes down, material costs go up or down. But I think over the long-term we will see incremental margins in that range.

Now, of course, as we grow, we do have to add some fixed costs. And you saw we added some this quarter. Some of the acquisitions come with their own level of fixed costs. So, that reduces that incremental margin. But on new volumes that we are adding to our existing product lines, our existing operations, we should see it in that range of 20% over the long-term.

  Jamie Baskin - Thompson Research Group - Analyst

 Okay, that's helpful. And that is all I have. Thank you.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Okay, thanks Jamie.

 Operator

 (Operator Instructions). And our next question will come from the line of Barry Kaplan with Maple Tree Capital. Please proceed.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 Hi, good morning.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Morning Barry.

Barry Kaplan - Maple Tree Capital Management - Analyst

 I had a couple of questions. First, Fred, I'm curious; you mentioned just a few minutes ago that your cost of capital was 13%. And that just seemed awfully high to me.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 It does, yes. It really is more of an industry kind of cost of capital. When you look at the mix of debt versus equity in industries like ours, then that cost of capital would be in that 13% range. Because you don't know — you know what your cost of capital is today, given your debt-to-equity mix today, you don't know what it will be in the future. So, I tend to look at it as more longer-term.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 Because obviously you could borrow it or (multiple speakers) from that.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Right. Absolutely.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 (Multiple speakers) with a significant amount of debt, so your hurdle would be a fair bit lower.

Fred Zinn - Drew Industries, Inc. - President & CEO

 Right. But the hurdle is still north of that 13%, regardless of the fact that borrowing tomorrow would be less expensive.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 Yes. So you are really talking about earning on these projects well above your true cost of capital is my point, I guess.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 The other thing, on the CapEx projections that Joe gave, you are going to do $25 million this year, then it goes to $15 million next year. $15 million or $16 million, or $14 million to $16 million I think is the range you gave. So would you consider that $14 million to $16 million range kind of a normalized sort of level as we think and try and budget going forward?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 It's got a little bit of growth in there. We certainly do expect to see growth next year. I would say, Joe, I think our replacement and maintenance CapEx is probably $9 million or $10 million, something like that.

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Yes. Probably in the 1.5% of sales range. That is about the $9 million or $10 million that Fred is talking about. And there is probably a couple million dollars of investments for other growth areas at this point.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 Okay, so even at that $14 million to $16 million level you have some incremental —?

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes.

  Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Correct.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 And then the adjacent markets that you have been moving into. Is there any reason to believe that both the margins as well as the returns on capital will be any different from the traditional markets you have been operating in?

Fred Zinn - Drew Industries, Inc. - President & CEO

 I don't think so. As we move on we will see the responses of competitors and we will see all of those additional factors. But if you just look at the basics, the numbers, the structure of the costs for those types of products, I would say it is in that range. Would you agree with that, Jason, that we are looking at similar margins in those adjacent markets?

Jason Lippert - Lippert Components and Kinro - Chairman and CEO

 Sure would.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 And then my last question is, that just clarified the 20% incremental margin target that you talked about. Is that an operating profit margin or an EBITDA margin?

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Operating profit.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 So the EBITDA margin target would be higher.

  Fred Zinn - Drew Industries, Inc. - President & CEO

 A little bit higher, right.

  Barry Kaplan - Maple Tree Capital Management - Analyst

 Okay, thanks a lot. That's all.

 Operator

 And at this time I show that we have no questions in queue. I would like to turn the call back over to Mr. Fred Zinn for any closing remarks.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

  Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, thank you very much. I think as you can tell from our comments and the way we have responded to your questions we are very excited about the significant long-term opportunities that we have laid out for you that we see ahead of us. I think the next few years are very promising. And if we execute as we believe we can, we expect to see those opportunities turn into results in the coming years.

I thank you all very much for participating and we look forward to speaking with you at our next call, and when we release our year-end and fourth quarter results in February. Thanks again.

 Operator

 Thank you for your participation in today's conference. This concludes your presentation. You may now disconnect. Good day everyone.

 Editor

 Forward-Looking Statements

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 27A of the Securities Act of 1933 (the "Securities Act").

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles ("RVs"), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, the successful integration of recent acquisitions, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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Final Transcript
Nov 02, 2011 / 03:00PM GMT, DW - Q3 2011 Drew Industries Inc Earnings Conference Call

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